===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                              --------------------


                                   FORM 8-K/A


      Amendment No. 1 to Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 19, 1999

                              --------------------


                             CFC INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                         0-27222           36-3434526
(State or other jurisdiction of       (Commission File      (IRS Employer
 incorporation or organization)        Number)              Identification No.)


                                500 State Street
                             Chicago, Illinois 60411
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (708) 891-3456


                              --------------------




===============================================================================

The undersigned Registrant hereby amends the following items of its Current Report on Form 8-K filed April 1, 1999, as set forth in the pages attached hereto:



Item 7.  Financial Statements, Pro Forma Financial Information And Exhibits.

          (a) Financial Statements of Business Acquired.

          The financial statements of the business acquired are filed herewith as Exhibit 99.1 hereto and are incorporated herein by the reference.

          (b) Pro Forma Financial Information.

          The pro forma information relating to the business acquired is filed herewith as Exhibit 99.2 hereto and is incorporated herein by this reference.

          (c) Exhibits.

          The exhibits to this report are listed in the Exhibit Index set forth elsewhere herein.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago Heights, State of Illinois.

                             CFC INTERNATIONAL, INC.



                             By:  /s/ Dennis Lakomy
                             Dennis Lakomy
                             Vice President and Chief Financial Officer




Dated:   June 1, 1999

                                  Exhibit Index
                                  -------------



Exhibit
Number         Description of Exhibit
------         ----------------------

  2.1 *        Asset Purchase Agreement dated March 19, 1999.

 99.1 Audited consolidated financial statements of Oeserwerk Ernst Oeser & Sohne KG ("Oeser") for the two years ended December 31, 1998.

 99.2 Unaudited pro forma condensed combined statements of income of CFC International, Inc. for the year ended December 31, 1998.

----------
*        Previously filed.

                                  EXHIBIT 99.1

                        REPORT OF INDEPENDENT ACCOUNTANTS
                        ---------------------------------



To the Stockholders of the
Oeserwerk Ernst Oeser & Sohne KG


We have audited the accompanying consolidated balance sheets of the Oeserwerk Ernst Oeser & Sohne KG and subsidiaries ("Oeser") as of December 31, 1998 and 1997, and the related consolidated statements of operations and cash flows each of the years in the two-year period ended December 31, 1998. These consolidated financial statements are the responsibility of Oeser's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in Germany and the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Oeser as of December 31, 1998 and 1997 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles in Germany.

Accounting principles generally accepted in Germany vary in certain significant respects from accounting principles generally accepted in the United States ("U.S. GAAP"). Application of generally accepted accounting principles in the United States would have affected the results of operations for each of the years in the two-year period ended December 31, 1998 and equity as of December 31, 1998 and 1997, to the extent summarized in Note 2 to the consolidated financial statements.


KPMG


Stuttgart, Germany
May 26, 1999

                        OESERWERK ERNST OESER & SOHNE KG
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997
                        (IN THOUSANDS OF DEUTSCHE MARKS)


                                                  1998     1997
                                                  ----     ----



A.  FIXED ASSETS
    I.   Intangible Assets
                  Software ..................       77      573

    II.  Tangible Assets
         1.  Land, leasehold rights and
             buildings including buildings
             on third party land ............    5,481    5,640
         2.  Technical equipment and machines    3,526    3,031
         3.  Other equipment, factory and
             office equipment ...............    1,143    1,346
         4.  Payments on account and assets
             under construction .............      668      639
                                                ------   ------
                                                10,818   10,656

    III. Financial Assets ...................       24       21
                                                ------   ------
                                                10,919   11,250
B.  Current Assets
    I.   Inventories
         1.  Raw materials and supplies .....    2,984    2,852
         2.  Work-in-process ................      235      271
         3.  Finished goods and goods
             purchased for resale ...........    4,693    6,745
         4.  Advance payments on
             inventories and assets under
             construction ...................        0       18
                                                ------   ------
                                                 7,912    9,886
    II.  Receivables and other assets
         1.  Trade receivables ..............    5,444    6,692
         2.  Receivables from shareholders ..      179        0
         3.  Receivables from associated
             companies ......................        0    1,508
         4.  Other assets ...................      580      627
                                                ------   ------
                                                 6,203    8,827

    IV.  Cheques, cash-in-hand,
         bank balances ......................      682      486
                                                ------   ------
                                                14,797   19,199

C.  Prepaid expenses ........................      114       85
                                                ------   ------
                                                25,830   30,534
                                                ======   ======

See accompanying notes to consolidated financial statements

                        OESERWERK ERNST OESER & SOHNE KG
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997
                        (IN THOUSANDS OF DEUTSCHE MARKS)



                                                1998     1997
                                                ----     ----


A.  EQUITY
     I.   Subscribed capital                    7,724   7,724
     II.  Capital reserves                         12      12
     III. Accumulated deficit                  (5,923) (1,324)
     IV.  Other                                    (3)      3
                                               ------- -------
                                                1,810   6,415

B.  ACCRUALS
         1.  Tax accruals                           9       0
         2.  Other accruals                     1,606     828
                                               ------- -------
                                                1,615     828

C.  LIABILITIES
         1.  Bank borrowings                   16,954  17,510
         2.  Payments received on
             account of orders                     52       2
         3.  Trade payables                     3,237   2,080
         4.  Payables to shareholders             907   2,341
         5.  Other liabilities                  1,255   1,358
                                               ------- -------
                                               22,405  23,291
                                               ------- -------
                                               25,830  30,534
                                               ======= =======

See accompanying notes to consolidated financial statements

                        OESERWERK ERNST OESER & SOHNE KG
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                        (IN THOUSANDS OF DEUTSCHE MARKS)



                                                   1998     1997
                                                   ----     ----


SALES .........................................   40,497   43,291
Increase in finished goods
  and work-in-process .........................     -674     -146
Own work capitalized ..........................       63       77
Other operating income ........................    1,857      514
                                                  ------   ------
                                                  41,743   43,736

Cost of materials-
a) cost of raw materials,
   supplies and trading stock .................   18,713   21,606
b) cost of purchased services .................      299        0
Personnel expense
a) wages and salaries .........................   12,035   12,058
b) social security, pension
   and other benefits costs ...................    2,776    3,718
thereof pension cost: .........................        0        0
Depreciation, amortization and
  write-offs on tangible
Assets, and plant and equipment ...............    1,341    1,878
Amortization and write-offs
  of current assets ...........................      831      484
Other operating expense .......................    7,930    3,860
                                                  ------   ------
                                                  -2,182      132

Net other financial income ....................      119       91
Net interest expense ..........................   -1,212   -1,205
                                                  ------   ------
Net financial expense .........................   -1,093   -1,114

Loss from ordinary activities .................   -3,275     -982

Extraordinary expense .........................   -1,210        0
Income taxes ..................................      -61     -177
Other taxes ...................................      -53      -42
                                                  ======   ======
Net Loss ......................................   -4,599   -1,201
                                                  ======   ======


Accumulated deficit
  - beginning of the year .....................   -1,324     -123
                                                  ======   ======
Accumulated deficit
  - end of the year ...........................   -5,923   -1,324
                                                  ======   ======

See accompanying notes to consolidated financial statements

                        OESERWERK ERNST OESER & SOHNE KG
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENEDED DECEMBER 31, 1998 AND 1997
                        (IN THOUSANDS OF DEUTSCHE MARKS)


                                                            1998         1997
                                                            ----         ----

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss (German GAAP) .............................      -4,599        -1,201
Depreciation and amortization ......................       2,172         2,362
Loss on disposals of assets and
  financial assets .................................        -840           -28
Increase in accruals ...............................         787           381
Increase/decrease in inventories,
  trade receivables and
  other assets .....................................       3,737          -823
Decrease in trade payables and
  other liabilities ................................        -330          -250

                                                           -----         -----
Net cash provided by
  operating activities .............................         927           441

CASH FLOWS FROM INVESTING ACTIVITIES

Disposals of fixed assets
  and financial assets .............................       1,878            47
Purchases of fixed assets ..........................      -2,048        -1,556

                                                           -----         -----
Net cash used for
  investing activities .............................        -170        -1,509

CASH FLOWS FROM FINANCING ACTIVITIES

Repayment of bank loans ............................      -4,139          -315
Proceeds from bank loans ...........................       3,583         1,667
Other changes in equity ............................          -5             5

                                                           -----         -----
Net cash provided by
  financing activities .............................        -561         1,357

Net increase in cash ...............................         196           289
Cash at beginning of year ..........................         486           197
                                                           =====         =====
Cash balance at end of year ........................         682           486
                                                           =====         =====


Supplemental disclosure of
  cash flow information
    Interest paid ..................................       1,212         1,205
    Income taxes paid ..............................          72           169


See accompanying notes to consolidated financial statements

Background
----------

The OESERWERK ERNST OESER & SOHNE KG("Oeser") is owned by the Oeser family. Oeser is a limited partnership and therefore not subject to income tax. However the company is subject to trade income tax. As of March 19, 1999 the entity changed it's legal structure to be a corporation (GmbH).

CFC INTERNATIONAL, INC. ("CFC") of Chicago Heights, Illinois, USA have entered into a purchase agreement for the acquisition of Oeser. The effective date for the acquisition was March 19, 1999.

The consolidated financial statements have been prepared under the assumption that the above sale would not result in significant changes in the basis of valuation. Therefore, any influences which could occur out of the sale have not been considered.


1. DISCLOSURES TO THE CONSOLIDATED FINANCIAL STATEMENTS UNDER GERMAN GAAP

The consolidated financial statements of Oeser have been prepared in accordance with the regulations of the German Commercial Code (HGB).

CONSOLIDATED COMPANIES

The consolidated financial statements include all companies that are subsidiaries of Oeser in accordance with Section 290 of the German Commercial Code. Oeser had a 25% interest in an associated company, which was recorded on a cost basis. This investment was sold in 1998.

The consolidated financial statements of Oeser include the following companies:

o        Oeserwerk Ernst Oeser & Sohne KG, Goppingen/Germany
         - OESER France Sarl., Villejuif/France
         - OESER Italy S.R.L., Pordenone/Italy

Oeser Italy was founded in 1997 and its respective financial statements are included as of December 31, 1997. Oeser Italy was sold in April 1999 to a third party. This sale resulted in a loss of KDM 624 in 1999.

PRINCIPLES OF CONSOLIDATION

The equity consolidation of the group is performed according to the book value method as prescribed by German accounting standards. The carrying value of the shares owned by the parent company is eliminated against the amount, which these shares represent in the equity of the subsidiary company. The elimination is based on the values at the time of acquisition of shares or first consolidation of the subsidiary in the consolidated financial statements.

Intercompany balances and transactions have been eliminated in consolidation.


METHODS OF ACCOUNTING AND VALUATION

The financial statements of the consolidated companies have generally been prepared in accordance with the same methods of accounting and valuation for Oeser.

Intangible assets acquired are stated at cost and are depreciated straight line with useful lives between 4 and 5 years.

Property  and  equipment  are  stated  at  acquisition  or  manufacturing  cost.
Depreciation is based on the underlying - and permitted for tax purposes - useful economic lives of the assets.

At the German companies, in calculating depreciation on movable fixed assets, an entire year's depreciation is charged for additions recorded during the first half of the year and a half year's depreciation is charged for additions made during the second half of the year. Low-value assets with an individual purchase price of up to DM 800 are fully depreciated in the year of purchase and are disclosed as disposal.

The following useful lives and depreciation rates are used in calculating ordinary depreciation:

                                                     Useful
                                                      life         Depreciation
                                                     (years)           Method
                                                     -------           ------

Building ......................................          40        straight line
Technical equipment and machinery .............        7-10        straight line
EDP equipment and vehicle fleet ...............         4-5        straight line
Tools .........................................           5        straight line
Factory and office equipment ..................        5-10        straight line

Inventory is valued at the lower of acquisition or manufacturing cost or market, cost being generally determined on the basis of an average or first-in, first-out method. Manufacturing costs comprise direct material and labor and applicable manufacturing overheads, including depreciation charges.

Raw materials are valued at average cost. Obsolescence risks have been accounted for.

Unfinished and finished goods are valued at manufacturing costs. Such manufacturing costs include direct material, material related overhead, direct labor costs, labor related overhead and related depreciation of property, plant and equipment. Appropriate reserves have been recorded for obsolete or slow moving items.

Receivables and other assets are recorded at face value less write-downs or allowances. All known risks have been accounted for. In addition to the specific allowance for bad debts a general allowance of 1 % has been recorded on domestic receivables in accordance with German tax regulations. Outside of Germany the general allowance is recorded based on past experience.

Non interest bearing and low interest bearing receivables due after more than one year are reported at present values.

Receivables denominated in foreign currencies are stated at the lower of the rate in effect at the date the receivable was recorded or the rate in effect at the balance sheet date.

An accrued liability for taxes and other contingencies is recorded when an obligation with third parties has been incurred, its utilization is probable and the amount can be reasonably estimated.

Liabilities are recorded at face value. Liabilities in foreign currency are stated at the rate in effect at the date the liability was recorded or at the higher rate in effect at the balance sheet date.

FOREIGN CURRENCY TRANSLATION

Assets and liabilities reported by foreign subsidiaries have been translated into Deutsche Marks using the exchange rate in effect at the balance sheet date. Translation differences in the balance sheet between the two years resulting from translation at different exchange rates are recorded in other equity. Revenues, expenses and net income/loss for the year have been translated into Deutsche Marks using the exchange rate in effect at the balance sheet date. The resulting translation difference are not material and is recorded in other equity.

DISCLOSURES TO THE CONSOLIDATED BALANCE SHEETS

FIXED ASSETS

See Exhibit 1 for details of the development of fixed assets in 1997 and 1998.

RECEIVABLES

Receivables from affiliated companies comprise trade receivables and are due within one year.

SUBSCRIBED CAPITAL

The subscribed capital only comprises the capital of Oeser.

ACCRUALS

Other accruals mainly include warranty obligations, termination pay, audit fees, workmen's compensation, outstanding invoices, accrued losses from an EDP-lease contract and vacation and Christmas bonus.

LIABILITIES

All liabilities have a maturity within 1 year except the bank borrowings. From the bank borrowings an amount of KDM 10,620 (12/31/1998) and of KDM 8,239
(31/12/1997)  is due within 1 year and KDM 2,677  (12/31/1998)  and of KDM 2,142
(31/12/1997) have a maturity of 5 years and more.

Of the bank borrowings, an amount of KDM 7,598 (12/31/1998) and of KDM 7,686 (31/12/1997) is secured by a mortgage on real estate.



OTHER FINANCIAL OBLIGATIONS

The other financial obligations consisting of:
- EDP-leasing amounts to KDM 2,277. at year-end 1998 and KDM 0 at year-end 1997.
- rent contracts amounts to KDM 73. at year-end 1998 and KDM 73 at year-end 1997.


DISCLOSURES TO THE CONSOLIDATED STATEMENTS OF OPERATIONS

SALES

                                                    1998      1997
                                                    ----      ----

                                                    (KDM)     (KDM)
                                                    ------   ------
Classification by geographical area

Domestic (Germany) ..............................   21,008   25,310
Rest of the world ...............................   19,489   18,098
                                                    ------   ------
                                                    40,497   43,408
                                                    ======   ======

INTEREST EXPENSE

This position subdivides as follows:
                                                    1998      1997
                                                    ----      ----

                                                    (KDM)     (KDM)
                                                    ------   ------

Interest expense ................................    1,307    1,260
Interest income .................................      116       86
                                                    ------   ------
                                                     1,191    1,174
                                                    ======   ======

Extraordinary Expense

The extraordinary expense in 1997 covers restructuring costs and includes consulting fees and severance payments made to former employees.

OTHER NOTES

Employees
                                           1998  1997
                                           ----  ----
Average number of employees
         Hourly employees ...............    90    90
         Salaried employees .............    99   103
         Trainees .......................     3     3
                                            ===   ===
                                            192   196
                                            ===   ===
Number of employees at balance sheet date
         Hourly employees ...............    84    95
         Salaried employees .............    99    99
         Trainees .......................     3     3
                                            ===   ===
                                            176   197
                                            ===   ===


NOTES TO THE ORGANIZATION aND PARENT COMPANY (OESER)

The Management of OESER includes the following:
           Heinz Jochen Oeser (up to 12/31/1998)
           Dr. Ernst Georg Oeser (up to 12/31/1998)
           Jochen Oeser
           Florian Oeser


Management remuneration paid by OESER amounted to KDM 649 in 1998 and KDM 840 in 1997.

NOTE 2

RECONCILIATION TO U.S. GAAP

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in Germany. Those principles differ from accounting principles generally accepted in the United States of America. Following are the significant differences relating to the Company's consolidated financial statements:

a) The lease contract regarding the Software and the EDP-equipment have been classified in the statutory accounts according to German GAAP as an operating lease. According to US-GAAP this contract should be classified as an capital lease. (total purchase value:
    KDM 2,643, monthly rate KDM 81 over 36 month)

b) Under German GAAP the associated company was recorded on a cost basis. Under US-GAAP this investment was accounted for on the equity method.

c) Deferred taxes for a tax loss carried forward (trade tax on income) have not been recorded according to German GAAP in the consolidated statements. This amount should be booked according to US-GAAP. However, under US-GAAP a valuation allowance was recorded and there would be no net deferred tax assets.

d) The difference between US-GAAP and German GAAP as it relates to the receivables and liabilities denominated in foreign currencies and the translation of the financial amounts of foreign subsidiaries did not result in significant US-GAAP to German GAAP differences.


Net Income in Accordance with U.S. GAAP

                                         1998     1997
                                         (KDM)    (KDM)
                                         -----    -----


German GAAP net loss ................   -4,599   -1,201
a) Capital Lease ....................      -43        0
b) Equity method for consolidation
   of affiliated companies ..........     -268       99
                                        ------   ------
Net loss in accordance with U.S. GAAP   -4,910   -1,102
                                        ======   ======

Reconciliation of German GAAP Equity to U.S. GAAP Equity

                                      1998     1997
                                      (KDM)    (KDM)
                                      -----    -----
Equity as reported in the
German GAAP consolidated
balance sheets
                                      1,810   6,415
                                      -----   -----
a) Capital Lease ..................     -43       0
b) Equity method for consolidation
   of affiliated companies ........       0     268
                                      -----   -----
Equity in accordance with U.S. GAAP   1,767   6,683
                                      =====   =====


Goppingen, May 26, 1999

OESERWERK ERNST OESER & SOHNE KG (GERMAN GAAP)
(IN DM 000)
----------------------------------------------------------------------------
                            Acquistions and
                            Production Costs             Accumu-
                   ------------------------------------  lated      Net   Depre-
                                                        Deprecia-  Book    cia-
                                                          tion     Value   tion
                                                          ----     -----   ----
                    Balance                     Balance  Balance  Balance   For
                      On    Addi- Trans-  Dis-     On       On       On     The
                    1/1/98  tions  fers  posals 12/31/98 12/31/98 12/31/98  Year
                    ------  -----  ----  ------ -------- -------- --------  ----
I.   Intangible
     assets
       Software      1,542     75   19   1,376      260      183       77     47
                    ------ ------  ---   -----   ------    -----   ------  -----
II.  Tangible
     assets
     1. Land,        9,887     14    -       -    9,901    4,420    5,481    172
        lease-
        hold
        rights
        and
        buildings
     2. Technical   22,439    895  380      39   23,675   20,149    3,526    778
        equipment
        and
        machines
     3. Other        5,743    569    1   1,225    5,088    3,945    1,443    344
        equipment,
        factory
        and office
        equipment
     4. Payments on    639    492 (400)     63      668        -      368      -
        account,
        and assets
        under
        construction

                    ------  -----  ----  -----    ------   ------  ------  -----
                    38,708  1,970  (19)  1,327    39,332   28,514  10,818  1,294
                    ------  -----  ----  -----    ------   ------  ------  -----
III. Financial
     assets
     1. Shares in
        affiliated
        companies        -      -    -       -         -        -       -      -
     2. Other loans     21      3    -       -        24        -      24      -
                    ------  -----  ----  -----    ------   ------  ------  -----
                        21      3    -       -        24        -      24      -
                    ======  =====  ====  =====    ======   ======  ======  =====
                    40,271  2,048    -   2,703    39,616   28,697  10,919  1,341
                    ======  =====  ====  =====    ======   ======  ======  =====

OESERWERK ERNST OESER & SOHNE KG (GERMAN GAAP)
(IN DM 000)

----------------------------------------------------------------------------
                            Acquistions and
                            Production Costs             Accumu-
                   ------------------------------------  lated      Net   Depre-
                                                        Deprecia-  Book    cia-
                                                          tion     Value   tion
                                                          ----     -----   ----
                    Balance                     Balance  Balance  Balance   For
                      On    Addi- Trans-  Dis-     On       On       On     The
                    1/1/98  tions  fers  posals 12/31/98 12/31/98 12/31/98  Year
                    ------  -----  ----  ------ -------- -------- --------  ----
I.   Intangible
     assets
       Software      1,359    102   81        -    1,542      969     573    303
                    ------  -----  ----    ----   ------   ------  ------  -----
II.  Tangible
     assets
     1. Land,        9,041    152  694        -    9,887    4,247   5,640    164
        lease-
        hold
        rights
        and
        buildings
     2. Technical   20,810    668  961        -   22,439   19,408   3,031     97
        equipment
        and
        machines
     3. Other        5,682    271 (195)      15    5,743    4,397   1,346    440
        equipment,
        factory
        and office
        equipment
     4. Payments     1,819    361(1,541)      -      639        -     639      -
        on account,
        and assets
        under
        construction
                    ------  -----  ----    ----   ------   ------  ------  -----
                    37,352  1,452   (81)     15   38,708   28,052  10,656  1,575
                    ------  -----  ----    ----   ------   ------  ------  -----
III. Financial
     assets
     1. Shares in        5      -     -       5        -        -       -      -
        affiliated
        companies
     2. Other loans     19      2     -       -       21        -      21      -
                    ------  -----  ----    ----   ------   ------  ------  -----
                        24      2     -       5       21        -      21      -
                    ======  =====  ====    ====   ======   ======  ====== ======
                    38,735  1,556     -      20   40,271   29,021  11,250  1,878
                    ======  =====  ====    ====   ======   ======  ====== ======

                                  EXHIBIT 99.2

                             CFC INTERNATIONAL, INC.
                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                            AND NARRATIVE DISCLOSURE
                      (REFLECTING THE ASSETS PURCHASED AND
                    LIABILITIES ASSUMED AND THE REVENUES AND
                             EXPENSES ACQUIRED FROM
                        OESERWERK ERNST OESER & SOHNE KG

                                INTRODUCTORY NOTE



         The following unaudited pro forma consolidated financial statements reflect the inclusion of the financial position and results of operations of Oeserwerk Ernst Oeser & Sohne KG (Oeser) which was acquired by CFC International, Inc. (the "Company") on March 19, 1999. The Acquisition of Oeser by the Company (the "Acquisition") has been accounted for using the purchase method of accounting and, accordingly, the purchase price has been allocated to the assets purchased and the liabilities assumed or anticipated based on the estimated fair values at the acquisition date. The excess of the purchase price over the fair value of the assets less liabilities will be amortized on a straight-line basis over fifteen years.

         The  unaudited  pro  forma   adjustments   are  based  upon   available
information  and  upon  certain   assumptions  that  the  Company  believes  are
reasonable.

         The unaudited pro forma financial data do not purport to be indicative of the Company's financial position or results of operations that would actually have been obtained had the transaction been completed as of the date of for the periods presented, or to project the Company's financial position or results of operations at any future date or for any future period.

         The unaudited pro forma statements of earnings for the twelve months ended December 31, 1998 include adjustments for depreciation, amortization of goodwill and interest expense based upon the allocated cost of the acquisition and its related financing as if the acquisition occurred January 1, 1998. Pro forma adjustments have not been made to reflect either manufacturing cost savings which management believes can be realized by the reduction of Oeser's workforce, as of December 31, 1998 estimated to be $1.4 million, reduced duty and freight by utilizing Oeser's manufacturing facility to produce the Company's products for the European common market, and non-reoccurring restructuring charges of approximately $700,000 reduced in the 1998 historical Oeser financial statements.

         The pro forma unaudited balance sheet as of December 31, 1998 reflects the acquisition and the financing of such acquisition as if these events occurred as of December 31, 1998. The $4.9 million paid for the Acquisition was financed from the Company's cash and common stock and is reflected as such in the pro forma unaudited balance sheet.

                             CFC INTERNATIONAL, INC.
               PRO FORMA UNAUDITED CONDENSED STATEMENT OF EARNINGS
                      TWELVE MONTHS ENDED DECEMBER 31, 1998
                                 (In Thousands)

                                         December 31, 1998
                             --------------------------------------------------
                                                      Pro
                                                      Forma
                                                      Adjust-        Pro
                                CFC     Oeser (a)     ments         Forma
                                ---     ---------     -----         -----

Net sales                     $51,047    $22,990    $     -         $74,037
Cost of goods sold             31,915     18,317          -          50,232
Selling, general and           12,000      6,806         10  (b)     18,416
  administrative expenses                              (400) (d)
                              -------    -------    --------        -------
                               43,915     25,123       (390)         68,648
Operating income (loss)         7,132     (2,133)       390           5,389
  before interest and taxes
Interest expense and other        881        620        154  (e)      1,655
                              -------    -------    --------        -------
Income (loss) before taxes      6,251     (2,753)       236           3,734
  and minority interest
Provision for income taxes      2,260         35     (1,435) (c)        980
                                                        120  (f)
Minority interest                 343          -          -             343
                              -------    -------    --------        -------
Net income (loss)             $ 3,648    $(2,788)   $ 1,551         $ 2,411

Basic earnings per share      $  0.82                               $  0.54
Average shares outstanding      4,454                                 4,554

Diluted earnings per share    $  0.80                               $  0.51
Average shares outstanding      4,662                                 4,762

                             CFC INTERNATIONAL, INC.
                          NOTES TO PRO FORMA UNAUDITED
                         CONDENSED STATEMENT OF EARNINGS
                      TWELVE MONTHS ENDED DECEMBER 31, 1998


(a) Represents the revenues and expenses of Oeser for the twelve months ended December 31, 1998, as included in Appendix A to this Form 8-K/A adjusted for U.S. GAAP reconciling items.

(b) Amortization of goodwill to reflect amortization over a fifteen (15) year period of estimated excess fair value over net book value of assets required.

(c) Tax effect Oeser profits as a GmbH as it was converted to a GmbH at the date of acquisition.

(d)      Reflects adjustment for impact of adverse lease contract.

(e) Reflects impact on interest income for cash considerations and expenses in connection with the acquisition.

(f)      Tax effect of purchase accounting adjustments.

                             CFC INTERNATIONAL, INC.
                   PRO FORMA UNAUDITED CONDENSED BALANCE SHEET
                      TWELVE MONTHS ENDED DECEMBER 31, 1998
                                 (In Thousands)


                                                  December 31, 1998
                                  ---------------------------------------------
                                                        Pro              Pro
                                                        Forma            Forma
                                                       Adjust-          Consoli-
                                    CFC    Oeser (b)    ments            dation
                                    ---    ---------    -----            ------
ASSETS:
Current Assets:
Cash and cash equivalents         $ 5,435    $   407    $(3,851)  (d)   $ 1,991
Accounts receivable, net            7,767      3,246          -          11,013
Inventories                         7,435      4,718        358   (a)    12,511
Prepaid expenses and other            723        919          -           1,642
  current assets
Deferred income taxes                 869          -        333   (i)     1,202
                                  -------    -------    -------         -------
Total current assets               22,229      9,290     (3,160)         28,359
Property, plant and                15,324      6,656      3,819   (a)    25,799
  Equipment, net
Other assets                        1,727         60        148   (j)     1,935
                                  -------    -------    -------         -------
                                  $39,280    $16,006    $   807         $56,093
LIABILITIES AND
  STOCKHOLDERS' EQUITY:
Current Liabilities:
Current maturities of
  long-term debt                  $ 1,348    $ 5,859    $     -         $ 7,207
Due to shareholders                     -        541       (541) (c)          -
Accounts payable and
  accrued expenses                  5,574      3,672          -           9,246
                                  -------    -------    -------         -------
Total current liabilities           6,922     10,072       (541)         16,453
Deferred income taxes               2,110          -          -           2,110
Long-term debt                      9,277      4,880          -          14,157
Other long-term liabilities             -          -        775  (g)      1,502
                                        -          -        727  (h)          -
Shareholders' equity               20,971      1,054        900  (f)     21,871
                                  -------    -------    -------         -------
                                  $39,280    $16,006    $   807         $56,093

                             CFC INTERNATIONAL, INC.
              NOTES TO PRO FORMA UNAUDITED CONDENSED BALANCE SHEET
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998


(a) Adjustment of inventories and property, plant and equipment based upon purchase accounting.

(b) Reflects Combined Balance Sheet as of December 31, 1998 included in Appendix A to this Form 8-K/A adjusted for U.S. GAAP.

(c) Elimination of shareholder loans, as they were not assumed in the acquisition.

(d)      Reflects consideration and fees to purchase Oeser.

(e)      Elimination of net assets of Oeser.

(f)      Reflects   100,000  shares  of  the  Company's   stock  issued  as
         partial consideration for the acquisition.

(g)      Reflects recording of adverse lease commitment.

(h)      Reflects recording of severance provision related to Oeser employees.

(i)      Reflects recording of deferred income taxes.

(j)      Reflects recording of goodwill.